Contact: D. Michael Jones, President and CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation Announces Second Quarter Results

Walla Walla, WA – July 29, 2009 - Banner Corporation (NASDAQ GMS: BANR), the parent company of Banner Bank and Islanders Bank, today reported that it had a net loss of $16.5 million for the second quarter ended June 30, 2009, compared to a net loss of $52.3 million for the second quarter of 2008.  The current quarter’s results include a $45.0 million provision for loan losses and a $2.1 million special assessment from the FDIC.  The current quarter’s results also include an $11.0 million net gain from the valuation of financial instruments carried at fair value.

“Similar to recent quarters, our significant provision for loan losses during the quarter reflects material levels of non-performing loans and net charge-offs, particularly for loans for the construction of one-to-four family homes and for acquisition and development of land for residential properties,” said D. Michael Jones, President and CEO.  “While certain segments showed modest improvement, housing markets generally remained weak in many of our service areas, resulting in further deterioration in property values and the need to provide for additional loan losses.  By contrast, the non-housing related segments of our loan portfolio have continued to perform as expected with only normal levels of credit problems given the serious economic slowdown.  In addition, continued pressure on our net interest margin and substantial increases in FDIC insurance charges had a further negative impact on our operating results.”

For the first six months of 2009, Banner reported a net loss of $25.8 million compared to a net loss of $48.5 million for the first six months of 2008.  The second quarter and year-to-date 2008 results included a $50.0 million goodwill impairment charge.

In the fourth quarter of 2008, Banner issued $124 million of senior preferred stock to the U.S. Treasury as a participant in the Treasury’s Capital Purchase Program.  In the quarter ended June 30, 2009, Banner paid a $1.6 million dividend on this preferred stock and accrued $373,000 for related discount accretion.  Including the preferred stock dividend and related accretion, the net loss available to common shareholders was $18.4 million, or $1.04 per diluted share, for the second quarter, compared to a net loss of $52.3 million, or $3.31 per diluted share, for the quarter ended June 30, 2008.  For the six months ended June 30, 2009, the net loss available to common shareholders was $29.6 million, or $1.70 per diluted share, compared to a net loss of $48.5 million, or $3.06 per diluted share for the first six months of 2008.

“A continuing highlight of the quarter was our Great Northwest Home Rush promotion, which we began initially in the Portland market and expanded to the Puget Sound region and to other markets where we have financed new home construction.  Through this program, we have partnered with our builders to deliver customers excellent prices on new homes and equally attractive home loan rates,” said Jones.  “As we noted at the end of the first quarter, this promotion has been encouraging and is contributing to a meaningful reduction in our exposure to residential construction loans.  Through the date of this announcement our builders have accepted purchase offers on 299 of the 617 homes listed under this program, with 173 of those sales having closed through June 30, 2009.”

Again notable in the second quarter of 2009 was very strong mortgage banking activity and revenues as exceptionally low interest rates resulted in significant refinancing opportunities for many of our customers, and lower home prices and first-time buyer incentives have resulted in improving home sales activity and purchase financing.

Credit Quality

“Reflecting continuing weakness in the housing market in many of our primary service areas, non-performing assets remained high, primarily centered in our construction and land development loan portfolios,” said Jones.  “In addition, property values exhibited further declines, particularly for land and developed building lots, resulting in increased charge-offs and impairment reserves.  As a result, our provision for loan losses this quarter was significantly larger than in the immediately preceding quarter and the same quarter a year ago and was in excess of our normal expectations.  Although property values have declined, sales of finished homes have improved, our reserve levels are substantial, and both our impairment analysis and charge-off actions reflect current appraisals and valuation estimates.  Unfortunately, with respect to land and lot loans, those appraisals generally reflect a very limited number of sales which frequently involve distressed transactions, assume in many cases that market recoveries will be protracted and resulted in disappointingly low and uncertain valuation estimates which required increased provisioning.  We are hopeful that the final resolution of many of these loans will reflect better than currently recognized values.”
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BANR - Second Quarter 2009 Results
July 29, 2009

Banner added $45.0 million to its provision for loan losses in the second quarter, compared to $22.0 million in the preceding quarter and $15.0 million in the second quarter of 2008.  For the first six months of the year, Banner added $67.0 million to its provision for loan losses compared to $21.5 million for the first six months of 2008.  The allowance for loan losses at June 30, 2009 was $90.7 million, representing 2.32% of total loans outstanding.  Non-performing loans totaled $225.1 million at June 30, 2009, compared to $224.1 million in the preceding quarter and $89.9 million at June 30, 2008.  In addition, Banner’s real estate owned and repossessed assets totaled $57.2 million at the end of June 2009, compared to $39.1 million three months earlier and $11.4 million at June 30, 2008.  Banner’s net charge-offs in the quarter ended June 30, 2009 totaled $34.0 million, or 0.87% of average loans and year-to-date net charge-offs were $51.5 million, or 1.31% of average loans.

At June 30, 2009, the geographic distribution of our construction and land development loans, including residential and commercial properties, is approximately 32% in the greater Puget Sound market, 40% in the greater Portland, Oregon market, and 9% in the greater Boise, Idaho market, with the remaining 19% distributed in various eastern Washington, eastern Oregon and northern Idaho markets served by Banner Bank.  One-to-four family residential construction and related lot and land loans represent 18% of the total loan portfolio and 77% of non-performing assets.  The geographic distribution of non-performing construction, land and land development loans and real estate owned included approximately $106 million, or 44%, in the Puget Sound region, $90 million, or 38%, in the greater Portland market area and $26 million, or 11%, in the greater Boise market area.

Income Statement Review

Banner’s net interest margin was 3.24% for the second quarter of 2009, compared to 3.26% in the preceding quarter and 3.50% for the second quarter of 2008.  Funding costs decreased 13 basis points compared to the previous quarter and decreased 65 basis points from the same quarter a year earlier, while asset yields decreased 14 basis points from the prior linked quarter and 95 basis points from the second quarter a year ago, all reflecting the much lower interest rate environment.  For the first half of 2009, the net interest margin was 3.25% compared to 3.57% for the first half of 2008.

“Funding costs improved as expected, which helped to maintain our net interest margin at a nearly unchanged level compared to the two previous quarters, despite higher levels of non-performing assets,” said Jones.  Non-accruing loans reduced the margin by approximately 45 basis points in this year’s second quarter compared to approximately 38 basis points in the first quarter of 2009 and approximately 16 basis points in the second quarter of 2008.

For the second quarter of 2009, net interest income before the provision for loan losses was $34.9 million, compared to $35.0 million in the preceding quarter and $37.1 million in the second quarter a year ago.  In the first half of 2009, net interest income before the provision for loan losses was $69.9 million, compared to $74.5 million in the first half of 2008.  Revenues from core operations* (net interest income before the provision for loan losses plus total other operating income excluding fair value adjustments) were $43.9 million in the second quarter of 2009, compared to $42.9 million in the first quarter of 2009 and $45.0 million for the second quarter a year ago.  Revenues from core operations for the first half of 2009 were $86.7 million, compared to $89.7 million in the first half of 2008.

Banner’s results for the second quarter of 2009 included a net gain of $11.0 million ($7.0 million after tax), compared to a net gain of $649,000 ($415,000 after tax) in the second quarter of 2008, for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value in accordance with the adoption of Statement of Financial Accounting Standards (SFAS) Nos. 157 and 159.  The fair value adjustments in the current quarter predominantly reflect changes in the valuation of trust preferred securities and junior subordinated debentures, both owned and issued by the Company.

Total other operating income, which includes the changes in the valuation of financial instruments noted above, was $20.0 million in the second quarter, compared to $4.7 million in the preceding quarter and $8.6 million for the same quarter a year ago.  For the first half of 2009, total other operating income was $24.6 million, compared to $16.7 million in the first half of 2008.  Total other operating income from core operations* (excluding fair value adjustments) for the current quarter was $8.9 million, compared to $7.9 million in the preceding quarter and $7.9 million for the same quarter a year ago.  For the first half of 2009, total other operating income from core operations increased 11% to $16.8 million, compared to $15.2 million in the first half of 2008.  Income from deposit fees and other service charges increased to $5.4 million in the second quarter of 2009, compared to $4.9 million for the preceding quarter; however, reflecting the reduction in customer transaction volumes in the current economic environment, fees were slightly less than the $5.5 million recorded in the second quarter a year ago despite growth in the number of accounts.  Income from mortgage banking operations increased to $2.9 million in the second quarter of 2009 compared to $2.7 million in the preceding quarter and $1.6 million in the same quarter a year ago.

“The soft economy continued to adversely affect our payment processing business this quarter as activity levels for deposit customers, cardholders and merchants remained subdued; however, we are pleased with the year-over-year growth in our customer base and encouraged by the increase in activity compared to the very low levels we experienced in the previous quarter,” said Jones.  “We are also pleased that our mortgage banking revenues remained strong and substantially above the levels reported a year ago.  Although not as significant as in the previous quarter, the high level of refinancing activity again resulted in accelerated termination of mortgage
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BANR - Second Quarter 2009 Results
July 29, 2009

servicing rights as reflected in the impairment of loan servicing revenues in the quarter just ended.  Amortization and write-off of mortgage servicing rights totaled $559,000 for the quarter ended June 30, 2009, compared to $912,000 in the preceding quarter and $533,000 in the second quarter a year ago.”

“Manageable operating expenses were generally well controlled in the second quarter, reflecting continuing efforts to improve our processes and efficiency, although collection and legal costs, including charges related to acquired real estate, remained high,” said Jones.  “However, FDIC insurance expense increased substantially as a result of increased regular assessment rates for the current quarter as well as a one-time special assessment levied on all banks at quarter end.  FDIC insurance charges were $4.1 million for the second quarter of 2009 compared to $1.5 million for the preceding quarter and $633,000 for the second quarter of 2008.  Although we anticipate collection costs and FDIC insurance premiums will continue to be above historical levels for a number of future quarters, we expect continued expense discipline will be exhibited in our ongoing operating results.”

Total other operating expenses from core operations* (non-interest expenses excluding the goodwill write-off that occurred during the quarter ended June 30, 2008) were $36.9 million in the second quarter of 2009, compared to $33.8 million in the preceding quarter and $35.2 million in the same quarter a year ago.  For the first half of the year, other operating expenses from core operations were $70.7 million compared to $68.9 million in the first half of 2008.  Operating expenses from core operations as a percentage of average assets was 3.27% in the second quarter of 2009, compared to 3.02% in the previous quarter and 3.08% in the second quarter a year ago.

*Earnings information excluding the goodwill impairment charge and fair value adjustments (alternately referred to as total other operating income from core operations, total other operating expenses from core operations, revenues from core operations, or operating expenses from core operations) represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s core operations reflected in the current quarter’s results.  Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.

Balance Sheet Review

Net loans were $3.82 billion at June 30, 2009, compared to $3.91 billion a year earlier.  Total assets were $4.53 billion at June 30, 2009, compared to $4.64 billion a year earlier.

“In the second quarter of 2009, commercial and multifamily real estate loan balances increased by $14 million and commercial business loans increased by $28 million.  In addition, agricultural loans experienced an expected seasonal increase of $17 million and one-to-four family residential loans increased by $10 million,” said Jones.  “However, the continued reductions in construction and land development loans resulted in a modest decrease in total loan balances compared to the prior quarter end.  Although still slower than historical levels, home sales have improved, contributing to a $203 million reduction in our portfolio of one-to-four family construction loans over the past twelve months, including a $28 million decrease in the most recent quarter.  As a result, at June 30, 2009 our one-to-four family construction loans totaled $337 million, a decline of $317 million from their peak quarter-end balance of $655 million at June 30, 2007.

Total deposits were $3.75 billion at June 30, 2009, compared to $3.63 billion at the end of the previous quarter and $3.76 billion a year earlier.  Non-interest-bearing accounts of $508 million were unchanged for the quarter, but up nearly 7% compared to a year earlier.  Interest-bearing accounts increased by $123 million for the second quarter of 2009, but declined by $38 million compared to a year earlier.  “Our retail deposit franchise produced good results for the quarter as we were able to effectively replace the public funds and brokered deposits that we have chosen to de-emphasize this year,” said Jones.  “For the first six months of the year we have allowed $156 million in public funds, including $72 million of interest-bearing transaction accounts, to run off as the new higher collateralization requirements and the shared risk exposure under the Washington and Oregon State requirements have made retaining those deposits less desirable than in the past.  Brokered deposits declined by $21 million during the first six months of 2009.  We are pleased that we were able to produce this retail deposit growth while also reducing our overall cost of deposits by 18 basis points during the quarter.”

On November 21, 2008, Banner received $124 million from the U.S. Treasury Department as a part of the Treasury’s Capital Purchase Program.  This funding marked Banner’s successful completion of the sale of $124 million in senior preferred stock, with a related warrant to purchase up to $18.6 million in common stock, to the U.S. Treasury.  The warrant provides the Treasury the option to purchase up to 1,707,989 shares of Banner Corporation common stock at a price of $10.89 per share at any time during the next ten years.

"Despite the challenging operating environment, Banner Corporation and its subsidiary banks continue to maintain capital levels significantly in excess of the requirements to be categorized as 'well-capitalized' under applicable regulatory standards," concluded Jones.  Banner Corporation's Tier 1 leverage capital to average assets ratio was 9.90% and its total capital to risk-weighted assets was 12.49% at June 30, 2009.

Tangible stockholders’ equity at June 30, 2009 was $397.1 million, including $116.6 million attributable to preferred stock, compared to $295.2 million at June 30, 2008.  Tangible common stockholders’ equity was $280.4 million at June 30, 2009, or 6.20% of tangible assets, compared to $295.2 million, or 6.49% of tangible assets a year earlier.  Tangible book value per common share was $15.42 at
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BANR - Second Quarter 2009 Results
July 29, 2009

quarter-end, compared to $18.38 a year earlier.  At June 30, 2009, Banner had 18.2 million shares outstanding, while it had 16.1 million shares outstanding a year ago.

Conference Call

Banner will host a conference call on Thursday, July 30, 2009, at 8:00 a.m. PDT, to discuss second quarter 2009 results.  The conference call can be accessed live by telephone at 480-629-9770 using access code 4095680 to participate in the call.  To listen to the call online, go to the Company’s website at www.bannerbank.com.  A replay will be available for a week at (303) 590-3030, using access code 4095680.

About the Company

Banner Corporation is a $4.5 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho.  Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; results of examinations of us by the Board of Governors of the Federal Reserve System and our bank subsidiaries by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses or to write-down assets; fluctuations in agricultural commodity prices, crop yields and weather conditions; our ability to control operating costs and expenses; our ability to implement our branch expansion strategy; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; legislative or regulatory changes that adversely affect our business; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board; war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and other risks detailed in Banner’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

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BANR - Second Quarter 2009 Results
July 29, 2009

RESULTS OF OPERATIONS		Quarters Ended			Six Months
(in thousands except shares and per share data)	Jun 30, 2009	Mar 31, 2009	Jun 30, 2008	Jun 30, 2009	Jun 30, 2008

INTEREST INCOME:
Loans receivable	$55,500	$56,347	$64,174	$111,847	$132,300
Mortgage-backed securities	1,569	1,801	1,087	3,370	2,240
Securities and cash equivalents	2,089	2,183	2,861	4,272	5,588

	59,158	60,331	68,122	119,489	140,128

INTEREST EXPENSE:
Deposits	21,638	23,092	27,565	44,730	57,628
Federal Home Loan Bank advances	675	720	1,301	1,395	3,150
Other borrowings	671	227	530	898	1,140
Junior subordinated debentures	1,249	1,333	1,666	2,582	3,730

	24,233	25,372	31,062	49,605	65,648

Net interest income before provision for loan losses	34,925	34,959	37,060	69,884	74,480

PROVISION FOR LOAN LOSSES	45,000	22,000	15,000	67,000	21,500

Net interest income (loss)	(10,075)	12,959	22,060	2,884	52,980

OTHER OPERATING INCOME:
Deposit fees and other service charges	5,408	4,936	5,494	10,344	10,507
Mortgage banking operations	2,860	2,715	1,579	5,575	3,194
Loan servicing fees	248	(270)	467	(22)	816
Miscellaneous	412	520	363	932	694

	8,928	7,901	7,903	16,829	15,211
Increase (Decrease) in valuation of financial instruments carried at fair value	11,049	(3,253)	649	7,796	1,472

Total other operating income	19,977	4,648	8,552	24,625	16,683

OTHER OPERATING EXPENSE:
Salary and employee benefits	17,528	17,601	19,744	35,129	39,382
Less capitalized loan origination costs	(2,834)	(2,116)	(2,728)	(4,950)	(4,969)
Occupancy and equipment	5,928	6,054	5,989	11,982	11,857
Information / computer data services	1,599	1,534	1,840	3,133	3,829
Payment and card processing services	1,555	1,453	1,768	3,008	3,299
Professional services	1,183	1,194	1,331	2,377	2,086
Advertising and marketing	2,207	1,832	1,677	4,039	3,095
Deposit insurance	4,102	1,497	633	5,599	960
State/municipal business and use taxes	532	540	576	1,072	1,140
Real estate operations	1,805	623	678	2,428	834
Miscellaneous	3,286	3,581	3,714	6,867	7,417

	36,891	33,793	35,222	70,684	68,930
Goodwill write-off	- -	- -	50,000	- -	50,000

Total other operating expense	36,891	33,793	85,222	70,684	118,930

Income (Loss) before provision (benefit) for income taxes	(26,989)	(16,186)	(54,610)	(43,175)	(49,267)

PROVISION FOR (BENEFIT FROM ) INCOME TAXES	(10,478)	(6,923)	(2,305)	(17,401)	(796)

NET INCOME (LOSS)	$(16,511)	$(9,263)	$(52,305)	$(25,774)	$(48,471)

PREFERRED STOCK DIVIDEND AND DISCOUNT ACCRETION
Preferred stock dividend	1,550	1,550	- -	3,100	- -
Preferred stock discount accretion	373	373	- -	746	- -

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(18,434)	$(11,186)	$(52,305)	$(29,620)	$(48,471)

Earnings (Loss) per share available to common shareholder
Basic	$(1.04)	$(0.65)	$(3.31)	$(1.70)	$(3.06)
Diluted	$(1.04)	$(0.65)	$(3.31)	$(1.70)	$(3.06)

Cumulative dividends declared per common share	$0.01	$0.01	$0.20	$0.02	$0.40

Weighted average common shares outstanding
Basic	17,746,051	17,159,793	15,821,934	17,454,542	15,834,728
Diluted	17,746,051	17,159,793	15,821,934	17,454,542	15,834,728

Common shares repurchased during the period	- -	- -	- -	- -	613,903
Common shares issued in connection with exercise of stock options or DRIP	780,906	493,514	401,645	1,274,420	653,036
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BANR - Second Quarter 2009 Results
July 29, 2009

FINANCIAL CONDITION
(in thousands except shares and per share data)	Jun 30, 2009	Mar 31, 2009	Jun 30, 2008	Dec 31, 2008

ASSETS
Cash and due from banks	$67,339	$72,811	$91,953	$89,964
Federal funds and interest-bearing deposits	16,919	2,699	430	12,786
Securities - at fair value	167,476	161,963	238,670	203,902
Securities - available for sale	50,980	66,963	- -	53,272
Securities - held to maturity	77,321	67,401	55,612	59,794
Federal Home Loan Bank stock	37,371	37,371	37,371	37,371

Loans receivable:
Held for sale	8,377	11,071	6,817	7,413
Held for portfolio	3,904,704	3,904,476	3,966,482	3,953,995
Allowance for loan losses	(90,694)	(79,724)	(58,570)	(75,197)

	3,822,387	3,835,823	3,914,729	3,886,211

Accrued interest receivable	18,892	20,821	22,890	21,219
Real estate owned held for sale, net	56,967	38,951	11,390	21,782
Property and equipment, net	103,709	97,847	97,928	97,647
Goodwill and other intangibles, net	12,365	13,026	86,205	13,716
Bank-owned life insurance	53,341	53,163	52,213	52,680
Other assets	47,475	41,285	26,953	34,024

	$4,532,542	$4,510,124	$4,636,344	$4,584,368

LIABILITIES

Deposits:
Non-interest-bearing	$508,284	$508,593	$477,144	$509,105
Interest-bearing transaction and savings accounts	1,131,093	1,099,837	1,216,217	1,137,878
Interest-bearing certificates	2,110,466	2,019,074	2,063,392	2,131,867

	3,749,843	3,627,504	3,756,753	3,778,850

Advances from Federal Home Loan Bank at fair value	115,946	172,102	182,496	111,415
Customer repurchase agreements and other borrowings	158,249	181,194	164,192	145,230
Junior subordinated debentures at fair value	49,563	53,819	101,358	61,776

Accrued expenses and other liabilities	36,652	37,759	37,438	40,600
Deferred compensation	12,815	13,203	12,694	13,149

	4,123,068	4,085,581	4,254,931	4,151,020

STOCKHOLDERS' EQUITY

Preferred stock -Series A	116,661	116,288	- -	115,915
Common stock	322,582	318,628	299,425	316,740
Retained earnings ( accumulated deficit )	(27,826)	(9,210)	84,204	2,150
Other components of stockholders' equity	(1,943)	(1,163)	(2,216)	(1,457)

	409,474	424,543	381,413	433,348

	$4,532,542	$4,510,124	$4,636,344	$4,584,368

Common Shares Issued:
Shares outstanding at end of period	18,426,458	17,645,552	16,305,282	17,152,038
Less unearned ESOP shares at end of period	240,381	240,381	240,381	240,381

Shares outstanding at end of period excluding unearned ESOP shares	18,186,077	17,405,171	16,064,901	16,911,657

Common stockholders' equity per share (1)	$16.10	$17.71	$23.74	$18.77
Common stockholders' tangible equity per share (1) (2)	$15.42	$16.96	$18.38	$17.96

Tangible common stockholders' equity to tangible assets	6.20%	6.56%	6.49%	6.64%
Consolidated Tier 1 leverage capital ratio	9.90%	10.27%	8.80%	10.32%

(1)	- Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the ESOP.
(2)	- Tangible common equity excludes preferred stock, goodwill, core deposit and other intangibles.

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BANR - Second Quarter 2009 Results
July 29, 2009

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Jun 30, 2009	Mar 31, 2009	Jun 30, 2008	Dec 31, 2008
LOANS (including loans held for sale):
Commercial real estate	$1,049,921	$1,036,285	$983,732	$1,013,709
Multifamily real estate	150,168	149,442	145,016	151,274
Commercial construction	90,762	103,643	103,009	104,495
Multifamily construction	56,968	46,568	17,681	33,661
One- to four-family construction	337,368	365,421	540,718	420,673
Land and land development	403,697	446,128	494,944	486,130
Commercial business	678,273	650,123	709,109	679,867
Agricultural business including secured by farmland	215,339	197,972	212,397	204,142
One- to four-family real estate	653,513	643,705	511,611	599,169
Consumer	277,072	276,260	255,082	268,288

Total loans outstanding	$3,913,081	$3,915,547	$3,973,299	$3,961,408

Restructured loans performing under their restructured terms	$55,031	$27,550	$7,771	$23,635

Loans 30 - 89 days past due and on accrual	$34,038	$111,683	$22,659	$61,124

Total delinquent loans (including loans on non - accrual)	$259,107	$335,780	$112,577	$248,469

Total delinquent loans / Total loans outstanding	6.62%	8.58%	2.83%	6.27%

GEOGRAPHIC CONCENTRATION OF LOANS AT
June 30, 2009	Washington	Oregon	Idaho	Other	Total

Commercial real estate	$785,186	$172,632	$81,478	$10,625	$1,049,921
Multifamily real estate	125,599	12,405	8,813	3,351	150,168
Commercial construction	65,357	15,171	10,234	- -	90,762
Multifamily construction	31,431	25,537	- -	- -	56,968
One- to four-family construction	166,637	151,704	19,027	- -	337,368
Land and land development	195,192	155,902	52,603	- -	403,697
Commercial business	496,605	93,752	70,818	17,098	678,273
Agricultural business including secured by farmland	101,717	48,807	64,815	- -	215,339
One- to four-family real estate	486,614	131,853	31,766	3,280	653,513
Consumer	197,377	61,659	17,535	501	277,072

Total loans outstanding	$2,651,715	$869,422	$357,089	$34,855	$3,913,081

Percent of total loans	67.8%	22.2%	9.1%	0.9%	100.0%

DETAIL OF LAND AND LAND DEVELOPMENT LOANS AT
June 30, 2009	Washington	Oregon	Idaho	Other	Total

Residential
Acquisition & development	$94,895	$112,263	$22,088	$ - -	$229,246
Improved lots	48,448	30,581	4,107	- -	83,136
Unimproved land	25,523	10,988	21,167	- -	57,678
Commercial & industrial
Acquisition & development	4,013	- -	197	- -	4,210
Improved land	11,366	587	398	- -	12,351
Unimproved land	10,947	1,483	4,646	- -	17,076

Total land & land development loans outstanding	$195,192	$155,902	$52,603	$ - -	$403,697

(more)

BANR - Second Quarter 2009 Results
July 29, 2009

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Quarters Ended			Six Months Ended
CHANGE IN THE	Jun 30, 2009	Mar 31, 2009	Jun 30, 2008	Jun 30, 2009	Jun 30, 2008
ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$79,724	$75,197	$50,446	$75,197	$45,827

Provision	45,000	22,000	15,000	67,000	21,500

Recoveries of loans previously charged off:
Commercial real estate	- -	- -	- -	- -	- -
Multifamily real estate	- -	- -	- -	- -	- -
Construction and land	266	52	9	318	9
One- to four-family real estate	89	2	40	91	40
Commercial business	249	70	174	319	260
Agricultural business, including secured by farmland	22	- -	5	22	8
Consumer	32	31	27	63	82
	658	155	255	813	399
Loans charged-off:
Commercial real estate	- -	- -	(7)	- -	(7)
Multifamily real estate	- -	- -	- -	- -	- -
Construction and land	(27,290)	(12,417)	(5,081)	(39,707	(6,049)
One- to four-family real estate	(1,181)	(1,091)	(119)	(2,272	(191)
Commercial business	(2,438)	(3,794)	(1,770)	(6,232	(2,550)
Agricultural business, including secured by farmland	(3,186)	- -	- -	(3,186	- -
Consumer	(593)	(326)	(154)	(919	(359)
	(34,688)	(17,628)	(7,131)	(52,316	(9,156)
Net charge-offs	(34,030)	(17,473)	(6,876)	(51,503	(8,757)

Balance, end of period	$90,694	$79,724	$58,570	$90,694	$58,570

Net charge-offs / Average loans outstanding	0.87%	0.44%	0.18%	1.31	0.23%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Jun 30, 2009	Mar 31, 2009	Jun 30, 2008	Dec 31, 2008
Specific or allocated loss allowance
Commercial real estate	$5,333	$4,972	$4,518	$4,199
Multifamily real estate	83	84	524	87
Construction and land	55,585	46,297	19,991	38,253
One- to four-family real estate	1,333	814	2,322	752
Commercial business	19,474	18,186	21,494	16,533
Agricultural business, including secured by farmland	1,323	587	1,634	530
Consumer	1,540	1,682	2,583	1,730

Total allocated	84,671	72,622	53,066	62,084

Estimated allowance for undisbursed commitments	1,976	1,358	543	1,108
Unallocated	4,047	5,744	4,961	12,005

Total allowance for loan losses	$90,694	$79,724	$58,570	$75,197

Allowance for loan losses / Total loans outstanding	2.32%	2.04%	1.47%	1.90

(more)

BANR - Second Quarter 2009 Results
July 29, 2009

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Jun 30, 2009	Mar 31, 2009	Jun 30, 2008	Dec 31, 2008

NON-PERFORMING ASSETS

Loans on non-accrual status
Secured by real estate:
Commercial	$7,244	$15,180	$5,907	$12,879
Multifamily	- -	968	- -	- -
Construction and land	180,989	175,794	70,340	154,823
One- to four-family	15,167	21,900	5,526	8,649
Commercial business	10,508	7,500	6,875	8,617
Agricultural business, including secured by farmland	7,478	2,176	265	1,880
Consumer	2,058	275	- -	130

	223,444	223,793	88,913	186,978

Loans more than 90 days delinquent, still on accrual
Secured by real estate:
Commercial	- -	- -	- -	- -
Multifamily	- -	- -	- -	- -
Construction and land	603	- -	- -	- -
One- to four-family	624	161	889	124
Commercial business	209	- -	- -	- -
Agricultural business, including secured by farmland	- -	- -	- -	- -
Consumer	189	143	116	243

	1,625	304	1,005	367

Total non-performing loans	225,069	224,097	89,918	187,345
Securities on non - accrual at fair value	- -	160	- -	- -
Real estate owned (REO) / Repossessed assets	57,197	39,109	11,397	21,886

Total non-performing assets	$282,266	$263,366	$101,315	$209,231

Total non-performing assets / Total assets	6.23%	5.84%	2.19%	4.56%

DETAIL & GEOGRAPHIC CONCENTRATION OF
NON-PERFORMING ASSETS AT
June 30, 2009	Washington	Oregon	Idaho	Other	Total
Secured by real estate:
Commercial	$6,611	$483	$150	$ - -	$7,244
Multifamily	- -	- -	- -	- -	- -
Construction and land
One- to four-family construction	33,652	30,181	10,732	- -	74,565
Residential land acquisition & development	31,951	31,365	8,633	- -	71,949
Residential land improved lots	7,636	6,238	1,894	- -	15,768
Residential land unimproved	11,711	180	2,253	- -	14,144
Commercial land acquisition & development	- -	- -	- -	- -	- -
Commercial land improved	- -	591	- -	- -	591
Commercial land unimproved	4,382	- -	193	- -	4,575
Total construction and land	89,332	68,555	23,705	- -	181,592
One- to four-family	8,202	2,006	5,557	26	15,791
Commercial business	9,731	456	530	- -	10,717
Agricultural business, including secured by farmland	694	378	6,406	- -	7,478
Consumer	1,522	448	184	93	2,247

Total non-performing loans	116,092	72,326	36,532	119	225,069
Securities on non - accrual	- -	- -	- -	- -	0
Real estate owned (REO) and repossessed assets	38,354	15,131	2,833	879	57,197

Total non-performing assets at end of the period	$154,446	$87,457	$39,365	$998	$282,266
(more)

BANR - Second Quarter 2009 Results
July 29, 2009

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSITS & OTHER BORROWINGS

BREAKDOWN OF DEPOSITS	Jun 30, 2009	Mar 31, 2009	Jun 30, 2008	Dec 31, 2008

Non-interest-bearing	$508,284	$508,593	$477,144	$509,105

Interest-bearing checking	312,024	307,741	411,571	378,952
Regular savings accounts	499,447	490,239	580,482	474,885
Money market accounts	319,622	301,857	224,164	284,041

Interest-bearing transaction & savings accounts	1,131,093	1,099,837	1,216,217	1,137,878

Interest-bearing certificates	2,110,466	2,019,074	2,063,392	2,131,867

Total deposits	$3,749,843	$3,627,504	$3,756,753	$3,778,850

INCLUDED IN OTHER BORROWINGS
Customer repurchase agreements / "Sweep accounts"	$108,277	$131,224	$91,192	$145,230

GEOGRAPHIC CONCENTRATION OF DEPOSITS AT
June 30, 2009	Washington	Oregon	Idaho	Total

	$2,941,140	$566,065	$242,638	$3,749,843

			Minimum for Capital Adequacy
REGULATORY CAPITAL RATIOS AT	Actual		or "Well Capitalized"
June 30, 2009	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated
Total capital to risk-weighted assets	$497,049	12.49%	$318,332	8.00%
Tier 1 capital to risk-weighted assets	446,804	11.23%	159,166	4.00%
Tier 1 leverage capital to average assets	446,804	9.90%	180,436	4.00%

Banner Bank
Total capital to risk-weighted assets	465,484	12.19%	382,002	10.00%
Tier 1 capital to risk-weighted assets	417,222	10.92%	229,201	6.00%
Tier 1 leverage capital to average assets	417,222	9.63%	216,703	5.00%

Islanders Bank
Total capital to risk-weighted assets	25,209	13.60%	18,542	10.00%
Tier 1 capital to risk-weighted assets	23,726	12.80%	11,125	6.00%
Tier 1 leverage capital to average assets	23,726	11.59%	10,240	5.00%

(more)

BANR - Second Quarter 2009 Results
July 29, 2009

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
	Quarters Ended			Six Months Ended

OPERATING PERFORMANCE	Jun 30, 2009	Mar 31, 2009	Jun 30, 2008	Jun 30, 2009	Jun 30, 2008

Average loans	$3,925,196	$3,942,917	$3,917,563	$3,934,002	$3,874,277
Average securities and deposits	394,244	403,514	336,662	398,856	324,605
Average non-interest-earning assets	199,981	193,188	352,639	196,604	354,960

Total average assets	$4,519,421	$4,539,619	$4,606,864	$4,529,462	$4,553,842

Average deposits	$3,679,653	$3,693,345	$3,719,748	$3,686,455	$3,662,934
Average borrowings	429,708	416,927	419,280	423,359	415,421
Average non-interest-bearing liabilities	(18,421)	(7,922)	31,475	(13,201)	36,130

Total average liabilities	4,090,940	4,102,350	4,170,503	4,096,613	4,114,485

Total average stockholders' equity	428,481	437,269	436,361	432,849	439,357

Total average liabilities and equity	$4,519,421	$4,539,619	$4,606,864	$4,529,462	$4,553,842

Interest rate yield on loans	5.67%	5.80%	6.59%	5.73%	6.87%
Interest rate yield on securities and deposits	3.72%	4.00%	4.72%	3.86%	4.85%

Interest rate yield on interest-earning assets	5.49%	5.63%	6.44%	5.56%	6.71%

Interest rate expense on deposits	2.36%	2.54%	2.98%	2.45%	3.16%
Interest rate expense on borrowings	2.42%	2.22%	3.35%	2.32%	3.88%

Interest rate expense on interest-bearing liabilities	2.37%	2.50%	3.02%	2.43%	3.24%

Interest rate spread	3.12%	3.13%	3.42%	3.13%	3.47%

Net interest margin	3.24%	3.26%	3.50%	3.25%	3.57%

Other operating income / Average assets	1.77%	0.42%	0.75%	1.10%	0.74%

Other operating income (loss) EXCLUDING change in valuation of
financial instruments carried at fair value / Average assets (1)	0.79%	0.71%	0.69%	0.75%	0.67%

Other operating expense / Average assets	3.27%	3.02%	7.44%	3.15%	5.25%

Other operating expense EXCLUDING goodwill write-off / Average assets (1)	3.27%	3.02%	3.08%	3.15%	3.04%

Efficiency ratio (other operating expense / revenue)	67.19%	85.32%	186.84%	74.79%	130.46%

Return (Loss) on average assets	(1.47%)	(0.83%)	(4.57%)	(1.15%)	(2.14%)

Return (Loss) on average equity	(15.46%)	(8.59%)	(48.21%)	(12.01%)	(22.19%)

Return (Loss) on average tangible equity (2)	(15.93%)	(8.86%)	(70.04%)	(12.38%)	(32.20%)

Average equity / Average assets	9.48%	9.63%	9.47%	9.56%	9.65%

(1)	- Earnings information excluding the fair value adjustments and goodwill impairment charge (alternately referred to as operating income (loss) from core operations and expenses from core operations) represent non-GAAP (Generally Accepted
Accounting Principles) financial measures.

(2)	- Average tangible equity excludes goodwill, core deposit and other intangibles.

Transmitted on Globe Newswire on Wednesday, July 29, 2009, at 1:00 p.m. PDT.